UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2015

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey		07901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2015, Celgene Corporation, a Delaware corporation (the “Company”), entered into a previously announced underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc.  and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for its underwritten public offering of $1,000,000,000 aggregate principal amount of 2.125% Senior Notes due 2018 (the “2018 Notes”), $1,500,000,000 aggregate principal amount of 2.875% Senior Notes due 2020 (the “2020 Notes”), $1,000,000,000 aggregate principal amount of 3.550% Senior Notes due 2022 (the “2022 Notes”), $2,500,000,000 aggregate principal amount of 3.875% Senior Notes due 2025 (the “2025 Notes”) and $2,000,000,000 aggregate principal amount of 5.000% Senior Notes due 2045 (the “2045 Notes,” and together with the 2018 Notes, the 2020 Notes, the 2022 Notes and the 2025 Notes, the “Notes”).

On August 12, 2015, the Notes were issued under an Indenture (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

The 2018 Notes will bear interest at a rate of 2.125% per year, payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2016, the 2020 Notes will bear interest at a rate of 2.875% per year, payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2016, the 2022 Notes will bear interest at a rate of 3.550% per year, payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2016, the 2025 Notes will bear interest at a rate of 3.875% per year, payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2016 and the 2045 Notes will bear interest at a rate of 5.000% per year, payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2016.

The Notes will be unsecured, senior obligations and rank equal in right of payment to any of the Company’s future senior unsecured indebtedness; senior in right of payment to any of the Company’s future subordinated indebtedness; and effectively subordinated in right of payment to any of the Company’s subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to the Company’s secured obligations, to the extent of the assets securing such obligations.

The Indenture contains covenants limiting the Company’s ability to: (1) create liens; or (2) merge, consolidate, transfer, sell or lease all or substantially all of the Company’s assets. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-191998), which became immediately effective upon its filing with the Securities and Exchange Commission (the “SEC”) on October 30, 2013. A preliminary Prospectus Supplement dated August 3, 2015 relating to the Notes was filed with the SEC on August 3, 2015, and a final Prospectus Supplement dated August 3, 2015 was filed with the SEC on August 4, 2015.

The net proceeds from the sale of the Notes are estimated to be approximately $7,913.3 million (after deducting underwriting discounts and estimated offering expenses payable by the Company).

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking and other commercial dealings in the ordinary course of business with the Company, or its affiliates, including acting as lenders under various loan facilities. They have received, and may in the future receive, customary fees and commissions for these transactions.

The description of the Indenture in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture. A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Form of Notes issued pursuant to the Indenture are attached hereto as Exhibit 4.2, Exhibit 4.3, Exhibit 4.4, Exhibit 4.5 and Exhibit 4.6 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 12, 2015, relating to the 2.125% Senior Notes due 2018, the 2.875% Senior Notes due 2020, the 3.550% Senior Notes due 2022, the 3.875% Senior Notes due 2025 and the 5.000% Senior Notes due 2045 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 2.125% Senior Note due 2018

4.3	Form of 2.875% Senior Note due 2020

4.4	Form of 3.550% Senior Note due 2022

4.5	Form of 3.875% Senior Note due 2025

4.6	Form of 5.000% Senior Note due 2045

5.1	Opinion of Proskauer Rose LLP

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: August 12, 2015	By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and
Chief Financial Officer
(principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of August 12, 2015, relating to the2.125% Senior Notes due 2018, the 2.875% Senior Notes due 2020, the 3.550% Senior Notes due 2022, the 3.875% Senior Notes due 2025 and the 5.000% Senior Notes due 2045 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Form of 2.125% Senior Note due 2018

4.3	Form of 2.875% Senior Note due 2020

4.4	Form of 3.550% Senior Note due 2022

4.5	Form of 3.875% Senior Note due 2025

4.6	Form of 5.000% Senior Note due 2045

5.1	Opinion of Proskauer Rose LLP